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Company Contact:                  Porter, LeVay & Rose, Inc.

Trevor Venter, CEO                Michael Porter, President - Investor Relations
tventer@astratagroup.com          Jeff Myhre, VP - Editorial
                                  212-564-4700




     ASTRATA GROUP INC. TO PRESENT AT RODMAN & RENSHAW'S 2ND ANNUAL TECHVEST
                 SECURITY AND CONNECTIVITY CONFERENCE ON JUNE 15

               Conference at the St. Regis Hotel in New York City

LOS ANGELES, CA, June 13, 2005 -- Astrata Group Incorporated (OTC BB: ATTG), an international provider of innovative location-based IT services and solutions, today announced that it has been invited by Rodman & Renshaw to present at the 2nd Annual TechVest Security and Connectivity Conference on Wednesday, June 15th, 2005 at 9:05 AM. The conference will be held at the St. Regis Hotel in New York City, and Astrata's presentation will precede former Secretary of Homeland Security Tom Ridge's remarks to the conference.

Trevor Venter, CEO of Astrata, will provide details on the company's telematics and geomatics lines of business. He commented, "We are very pleased to be invited to present at the Rodman TechVest conference and to discuss our GPS and wireless communication and computing platform. We will be discussing the suitability of this technology to both the Business to Business market and the homeland security markets, as well as other applications. We will discuss the Singapore Civil Defense Hazmat tracking contract, as well as other recent developments and I look forward to presenting our business to the Rodman & Renshaw conference."

About Astrata Group Inc.

Astrata Group Incorporated is a U.S. publicly listed company headquartered in the U.K. Astrata is focused on advanced location-based IT services and solutions (GEO-IT) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace, or control the movement and status of machinery, vehicles, personnel or other assets. Astrata has designed, developed, manufactured and currently supports seven generations of GEO-IT systems with over 80,000 units deployed worldwide.

Sales are divided between two divisions: telematics (remote asset management solutions) and geomatics (high-end professional GPS systems with accuracies approaching three millimeters). Astrata has approximately 220 permanent employees and employs nearly 100 people in its R&D and manufacturing divisions. For further information please visit http://www.astratagroup.com.

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Certain  statements  in this press  release  that are not  historical  facts are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to:
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at http://www.sec.gov under "Search for Company Filings."

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